CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2011, relating to the consolidated financial statements of Sun Bancorp, Inc., and the effectiveness of Sun Bancorp, Inc.'s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 8, 2011